UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2007
HORIZON OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16857 (Commission File Number)	72-0487309 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)
(713) 361-2600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 4, 2007, Horizon Offshore, Inc., together with certain of its subsidiaries, entered into a Fourth Amendment to Revolving Credit and Security Agreement (the “Fourth Amendment”) with PNC Bank, National Association, as agent and lender. The Fourth Amendment increases the borrowing sublimit available for letters of credit under the existing Revolving Credit and Security Agreement (the “Credit Agreement”), as amended, from $25 million to $30 million.
     The Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Fourth Amendment is qualified in its entirety by reference to such Exhibit.
Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Fourth Amendment to Revolving Credit and Security Agreement, dated and effective as of April 4, 2007, by and between Horizon Offshore, Inc., Horizon Offshore Contractors, Inc., HOC Offshore, S. de R.L. de C.V., Horizon Marine Contractors (Malaysia) Sdn. Bhd., PT Horizon Offshore Indonesia, Horizon Marine Construction (Mauritius) Ltd., Horizon Marine Construction Ltd. and PNC Bank, National Association, as agent and lender.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON OFFSHORE, INC.
By:	/s/ Ronald D. Mogel
Ronald D. Mogel
Vice President and Chief Financial Officer

Date: April 5, 2007

Exhibit Index

10.1	Fourth Amendment to Revolving Credit and Security Agreement, dated and effective as of April 4, 2007, by and between Horizon Offshore, Inc., Horizon Offshore Contractors, Inc., HOC Offshore, S. de R.L. de C.V., Horizon Marine Contractors (Malaysia) Sdn. Bhd., PT Horizon Offshore Indonesia, Horizon Marine Construction (Mauritius) Ltd., Horizon Marine Construction Ltd. and PNC Bank, National Association, as agent and lender.